PINE GROVE ALTERNATIVE INSTITUTIONAL FUND
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Linzie Steinbach constitutes and appoints Vicki Horwitz, Teidah Reguera and Matthew Stadtmauer each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form N-2 and any or all amendments thereto of Pine Grove Alternative Institutional Fund, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-infact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof

/s/Linzie Steinbach
Linzie Steinbach

Dated: June 2, 2015